EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The undersigned, being the Chief Financial Officer of Archstone, a Maryland real estate investment trust (the “Issuer”), hereby certifies, that the Annual Report on Form 10-K (the “Annual Report”) of the Issuer for the year ended December 31, 2007, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. §78m(a)) and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By:	/s/ Charles E. Mueller, Jr.
Charles E. Mueller, Jr.
Chief Financial Officer
(Principal Financial Officer)
Chief Operating Officer effective January 1, 2008
March 31, 2008